[Letterhead of ]

                             FLOWSERVE CORPORATION

                                 June 28, 2001

                             Flowserve Corporation

                      Registration Statement on Form S-3

Dear Ladies and Gentlemen:

          I am employed as the Vice President, Secretary and General Counsel for Flowserve Corporation, a New York corporation (the "Company"). I own 64,035 shares of stock of the Company and hold options to purchase an additional 69,740 shares at varying prices. I am delivering this opinion in connection with the filing by the Company and Flowserve U.S. Inc., a Delaware corporation, Flowserve International, Inc., a Delaware corporation, Flowserve Holdings, Inc., a Delaware corporation, BW/IP-New Mexico, Inc., a Delaware corporation, Ingersoll-Dresser Pump Company, a Delaware corporation, Flowserve International L.L.C., a limited liability company organized under the laws of Delaware, Flowserve Management Company, a Delaware corporation, CFMV.R. Tesco, Inc., a Delaware corporation, Flowserve International Limited, a corporation organized under the laws of the United Kingdom and Flowserve Finance B.V., a corporation organized under the laws of the Netherlands (collectively, the "Guarantors") with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") relating to (i) debt securities of the Company, which may be senior (the "Senior Securities") or subordinated (the "Subordinated Securities" and, collectively with the Senior Securities, the "Debt Securities"); (ii) shares of preferred stock, $1.00 par value per share, of the Company (the "Preferred Stock"); (iii) shares of common stock, $1.25 par value per share, of the Company (the "Common Stock"); and (iv) guarantees of the Debt Securities (the "Guarantees") issued by the Guarantors. The Debt Securities, Preferred Stock, Common

Stock and the Guarantees being registered under the Registration
Statement will be offered on a continued or delayed basis pursuant to the provisions of Rule 415 under the Securities Act of 1933 (the "Securities Act").

          For purposes of this opinion, I have examined (i) the form of Indenture (the "Indenture") to be entered into by the Company, the Guarantors and the Trustee (the "Trustee") to be named in a Prospectus Supplement relating to an issuance of Debt Securities; (ii) the form of Underwriting Agreement (the "Agreement") among the Company, the Guarantors and the Underwriters (the "Underwriters") to be named in a Prospectus Supplement relating to the issuance of Debt Securities with or without Guarantees, Preferred Stock, or Common Stock and (iii) originals or copies, identified to my satisfaction, of such documents, corporate records, instruments and other relevant materials as I have deemed advisable. In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as copies, and the authenticity of the originals of such copies. In addition, I have relied upon certificates of public officials, of officers and representatives of the Company, and have made such examination of statutes and decisions and reviewed such questions of law as I have considered necessary or appropriate.

          On the basis of and subject to the foregoing, I am of the opinion that:

          (a) the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of New York.

          (b) each of the Guarantors has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation.

          (c) the execution and delivery of the Indenture by the Company and the Guarantors and the issuance and sale of Debt Securities by the Company and Guarantees by the Guarantors has been validly authorized by all necessary corporate action by the Company and the Guarantors, respectively.

          (d) when (i) the Registration Statement shall have become effective under the Securities Act, (ii) the blue sky or securities laws of certain states shall have been complied with, (iii) the Indenture shall have been executed and delivered by the Company, the Guarantors and the Trustee and duly qualified under the Trust Indenture Act of 1939, as amended, (iv) the Debt Securities shall have been duly authorized, executed, authenticated and delivered against payment therefor as contemplated by the Registration Statement and the Agreement, and (v) the Guarantees shall have been duly authorized, executed, authenticated and delivered as contemplated by the Registration Statement and the Agreement, the Debt Securities and the Guarantees shall have been duly authorized and issued by the Company and the Guarantors, respectively.

          (e) when (i) the Registration Statement shall have become effective under the Securities Act, (ii) the blue sky or securities laws of certain states shall have been complied with, and (iii) the Preferred Stock shall have been authorized, issued and sold as contemplated by the Registration Statement and the Agreement and the Company shall have received consideration therefor from the Underwriters, the Preferred Stock will be validly issued, fully paid and non-assessable.

          (f) when (i) the Registration Statement shall have become effective under the Securities Act, (ii) the blue sky or securities laws of certain states shall have been complied with, and (iii) the Common Stock shall have been authorized, issued and sold by the Company as contemplated by the Registration Statement and the Agreement and the Company shall have received consideration therefor from the Underwriters, the Common Stock will be validly issued, fully paid and non-assessable.

          I know that I am referred to under the heading "Validity of Securities" in the Prospectus forming a part of the Registration Statement, and I hereby consent to such use of my name in the Registration Statement and to the use of this opinion for filing as Exhibit 5.1 to the Registration Statement.

                                                     Very truly yours,



                                                     /s/ RONALD F. SHUFF
                                                     Ronald F. Shuff

Flowserve Corporation
   222 West Las Colinas Blvd.
      Suite 1500
         Irving, TX 75039-5421